EXHIBIT 10.23

SECOND AMENDMENT TO

THE PHOENIX COMPANIES, INC.

NONQUALIFIED SUPPLEMENTAL EXECUTIVE

RETIREMENT PLAN B

As Amended and Restated Effective January 1, 2009

The Phoenix Companies, Inc. Nonqualified Supplemental Executive Retirement Plan B, as amended and restated effective January 1, 2009 (the “Plan”), further amended effective March 31, 2010, and is further amended effective November 19, 2013, as follows:

1.

Section 2.4A is added to read as follows:

2.4A

“Domestic Partner” with respect to any Participant means a person of the same sex who cohabitates or resides with a Participant and meets each of the following:

(a)

is the Participant's sole domestic partner and intends to remain so indefinitely;

(b)

is unmarried, at least eighteen (18) years of age, and mentally competent to consent to contract;

(c)

is unrelated to the Participant by blood or adoption to a degree of closeness that would prohibit legal marriage in the state in which the Participant and such person reside;

(d)

cohabitates or resides with the Participant as domestic partners and intends to do so indefinitely;

(e)

resides with the Participant in a state that prohibits legal marriage between same sex individuals;

(f)

has lived with the Participant as domestic partners for at least 12 consecutive months;

(g)

is jointly responsible, with the Participant, for their common welfare and financial obligations; and

(h)

provided such person attests to the person's domestic partnership with the Participant in an affidavit filed with the Administrator and provides sufficient proof of their interdependence.

EXHIBIT 10.23

2.

Section 4.7 is amended to read in its entirety as follows:

4.7

Death Benefits  If the spouse or Domestic Partner of a Participant in the Plan is entitled to a death benefit under the Pension Plan, said spouse or Domestic Partner shall be entitled to receive from the Employer a death benefit under this Plan equal to the difference between (a) the death benefit that would be payable under the Pension Plan as of the date of the Participant’s death if such benefit were calculated based on the benefit described in this Article IV; and (b) the death benefit actually payable under the Pension Plan as of the date of the Participant’s death, calculated in accordance with the terms of the Pension Plan.  No death benefit other than that set forth in this Section 4.7 shall be payable under this Plan if a Participant dies prior to the commencement of benefit payments under this Plan.  Following the commencement of payments under this Plan, death benefits shall only be payable to the extent the Participant is receiving benefits in the form of a survivor benefit or an annuity or installments that has a period certain component and the minimum payment period has not lapsed.